UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2012

Date of Report (Date of earliest event reported)

OLIE, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-178208

 (Commission File Number)

33-1220056

 (IRS Employer Identification No.)

300-838 HASTINGS STREET VANCOUVER , BC V6C0A6

     (Address of Principal Executive Offices and Zip Code)

(604) 828-9999

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 30, 2012, Mr. Avraham Morgenstern and Mr. Itai Freed resigned their respective capacities as officers and directors for Olie, Inc. (the “Company”).  On the same date, Mr. Robert Gardner was elected to the role of sole director and was appointed as the sole officer for the Company.  Neither Mr. Morgenstern nor Mr. Freed had any disagreement with the Company at the time of their resignations.

Mr. Gardner, age 72, Barrister and Solicitor (trial attorney) is the proprietor of the law firm Gardner & Associates, which maintains its principal place of business at 300-838 W. Hastings Street, Vancouver, British Columbia V6C 0A6. He is called to the Bar Society in England and Wales, and admitted to the Law Society of the Province of British Columbia, Canada. Mr. Gardner was appointed to Queen's Counsel in 1988.

Since January 1998 Mr. Gardner served as a member of the board of directors for at least fifteen (15) different companies whose securities were traded in various public markets.  As a result of Mr. Gardner’s educational background, his significant experience and career as an attorney and, his extensive experience in corporate governance of publicly traded companies, the Company principals concluded that he should serve as a director for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIE, INC.

By:

/s/:  Robert Gardner

Robert Gardner, Chief Executive Officer

DATED:  January 3, 2013

2